ARTICLES OF INCORPORATION

OF

RESTORATION INDUSTRIES, INC.

ARTICLE I. CORPORATE NAME

The name of this corporation is RESTORATION INDUSTRIES, INC., and has its principal place of business at 4728 SOUTH STATE STREET, ANN ARBOR, MICHIGAN 48108.

ARTICLE II. NATURE OF BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation is to engage in any and all business permitted under the laws of the State of Michigan and this Corporation shall have all of the corporate powers enumerated in the Michigan Business Corporation Act.

ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time is 100,000 shares of common stock having a par value of $0.01 per share.

ARTICLE IV. TERM OF EXISTENCE

This Corporation shall have perpetual existence commencing upon the filing of these Articles.

ARTICLE V. REGISTERED AGENT AND INITIAL REGISTERED OFFICE

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Michigan shall be:

THOMAS DEAN GEER
4728 SOUTH STATE STREET
ANN ARBOR, MICHIGAN 48108

The Board of Directors from time to time may move the Registered Office to any other address in the State of Michigan.

ARTICLE VI. PREEMPTIVE RIGHTS

Each Shareholder of the Corporation shall have the right to purchase, subscribe for, or receive a right or rights to purchase or subscribe for, at the price for which it is offered to others, that Shareholder's pro rata portion of the following:

A. Any stock of any class that the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes, and whether or not of unissued shares authorized by the Articles of Incorporation as originally filed or by any amendment thereof or out of shares of stock of the Corporation acquired by it after the issuance thereof, and whether issued for cash or other consideration; or,

B. Any obligation that the Corporation may issue or sell which is convertible into or exchangeable for any stock of the Corporation of any class or classes, or to which is attached or pertinent any warrant or warrants or other instruments conferring on the holder the right to subscribe for or purchase from the Corporation any shares of its stock of any class or classes.

This right shall be deemed waived by any Shareholder who does not exercise it and pay for the shares preempted within thirty (30) days after receipt of written notice from the Corporation stating the price, terms and conditions of the issue of shares and inviting the Shareholder to exercise this preemptive right. This right may also be waived by a written waiver signed by the Shareholder.

ARTICLE VII. BOARD OF DIRECTORS

There shall be one director of the corporation; however, such number may be changed as provided in the Bylaws or by law. The name and address of the initial Director of the corporation is:

THOMAS DEAN GEER
4728 SOUTH STATE STREET
ANN ARBOR, MICHIGAN 48108

The person named as the initial Director shall hold this office until the first meeting of the shareholders or until otherwise replaced by a successor.

ARTICLE VIII. INCORPORATOR

The name and street address of the person signing these Articles of Incorporation is:

THOMAS DEAN GEER
4728 SOUTH STATE STREET
ANN ARBOR, MICHIGAN 48108

ARTICLE IX. AMENDMENT OF ARTICLES

The Articles of Incorporation may be amended in the manner provided by law.

ARTICLE X. INDEMNIFICATION

The Corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.

ARTICLE XI. BYLAWS

The power to adopt, alter, amend and repeal the Bylaws shall be vested in the Board of Directors and the Shareholders as provided by law; however, the Shareholders shall not have the power to adopt or amend the Bylaws that fixes a greater quorum or voting requirement for Shareholders than is required by law.

IN WITNESS WHEREOF, the undersigned, as Incorporator has executed the foregoing Articles of Incorporation on the 6th of October, 2006.

THOMAS DEAN GEER
Incorporator

DESIGNATION AND ACCEPTANCE BY REGISTERED AGENT

In compliance with Section 241, Michigan Business Corporation Act, the following is submitted: That RESTORATION INDUSTRIES, INC., desiring to organize under the laws of the State of Michigan, with its principal office at 4728 SOUTH STATE STREET, ANN ARBOR, MICHIGAN 48108 has named THOMAS DEAN GEER, located at 4728 SOUTH STATE STREET, ANN ARBOR, MICHIGAN 48108, County of Washtenaw, State of Michigan, as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

Having been named to accept service of process for the above-named Corporation, at the place designated in Article V of these Articles of Incorporation, the undersigned agrees to act in this capacity, and agrees to comply with the provisions of Michigan law relative to keeping the designated office open.

THOMAS DEAN GEER
Registered Agent

STATE OF FLORIDA
ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
RESTORATION INDUSTRIES, INC.,
A FLORIDA CORPORATION

RESTORATION INDUSTRIES, INC., A FLORIDA CORPORATION, a corporation organized and existing under and by the virtue of the FLORIDA Business Corporation Act, does hereby certify:

FIRST: That a meeting of the Board of Directors of RESTORATION INDUSTRIES, INC., A FLORIDA CORPORATION, resolutions were duly adopted setting forth proposed amendments to the Articles of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IV" so that, as amended, said Article shall be and read as follows:

The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time is 100,000,000 shares of common stock having a par value of $0.01 per share.

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article VII" so that, as amended, said Article shall be and read as follows:

The Board of Directors shall consist of not less than one (1) Director and not more than fifteen (15) Directors and the total number of Directors may from time to time be increased or decreased in such manner as is described in the Company's By-Laws, provided, however, that the number of Directors shall not be reduced to less than one (1).

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IX" so that, as amended, said Article shall be and read as follows:

The Corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in

accordance with Section 607.0702 of the FLORIDA Business Corporation Act at which meeting the necessary number of shares as acquired by statute were voted in favor of the amendment.

THIRD: The amendments were approved by the shareholders. The number of votes cast for the amendments by the shareholders were sufficient for approval.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___ day of _________________, 2006.

____

THOMAS GEER, President

FOURTH, that the company shall effectuate a merger with Restoration Industries, LLC, a Michigan corporation.

FIFTH, the Company, through a private, non-public offering of shares by the officers and directors of the Company, shall offer subscriptions to its securities, to select individuals.

There being no further business to come before the meeting at this time, it was voted to adjourn.

ATTEST:

____
Secretary